Exhibit 10.44

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), APPLICABLE STATE SECURITIES LAWS, OR APPLICABLE LAWS OF ANY FOREIGN JURISDICTION. THIS WARRANT AND SUCH UNDERLYING SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, RENOUNCED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND IN THE ABSENCE OF COMPLIANCE WITH APPLICABLE LAWS OF ANY FOREIGN JURISDICTION, OR AN EXEMPTION FROM REGISTRATION AVAILABLE SO THAT SUCH REGISTRATION IS NOT REQUIRED AND SUCH FOREIGN JURISDICTION LAWS HAVE BEEN SATISFIED.

SMART ONLINE, INC.
STOCK PURCHASE WARRANT AND AGREEMENT

WHEREAS, on November 13, 2006 Atlas Capital, S.A., (the “Holder”) issued an irrevocable standby letter of credit (the “Letter of Credit”) to secure a revolving credit arrangement (the “Line of Credit”) for Smart Online, Inc. (the “Company”) with Wachovia Bank, NA ("Wachovia") in the amount of $1.3 million.

WHEREAS, the Company desires to increase the amount of the Line of Credit by $1.2 million and Wachovia requires a corresponding $1.2 million increase in the Holder’s Letter of Credit (the “Letter of Credit Increase”).

WHEREAS, as consideration for the Holder’s agreement to the Letter of Credit Increase, the parties have agreed to enter into this Stock Purchase Warrant and Agreement (the “Agreement”), which represents the issuance of a stock purchase warrant (the “Warrant”) to the Holder convertible into common stock of the Company at a price of $2.70 (the “Exercise Price”).

WHEREAS, the Corporation has received comments from its outside legal counsel regarding the Agreement and the Warrant.

NOW, THEREFORE, in consideration of the premises, covenants and agreements set forth in this Agreement and other good and valuable consideration, the receipt and legal sufficiency of which they hereby acknowledge, and intending to be legally bound, the parties agree as follows:

1.    Issuance of Warrant; Term; Price.

1.1    Number and Type. During the Term, this Warrant shall be exercisable by the Holder into up to the number of shares of common stock of the Company determined by dividing the Letter of Credit Increase by the Exercise Price (the “Warrant Stock”).

1.2.    Term. This Warrant shall be exercisable at the Holder’s option: (a) at any time the Company is in default under the Line of Credit or (b) within thirty (30) business days of the termination of the Line of Credit. If (a) this Warrant is not exercised within thirty (30) business days of the termination of the Line of Credit, or (b) if the Holder has not provided the Company with a new or revised letter of credit reflecting the Letter of Credit Increase by January 22, 2007, all rights and obligations of the parties under this Agreement and this Warrant shall terminate.

2.    Stock Splits and Reverse Stock Splits. If at any time on or after the date hereof the Company shall subdivide its outstanding shares of common stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall thereby be proportionately reduced and the number of shares of common stock receivable upon exercise of this Warrant shall thereby be proportionately increased; and, conversely, if at any time on or after the date hereof the outstanding number of shares of common stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall thereby be proportionately increased and the number of shares receivable upon exercise of this Warrant shall thereby be proportionately decreased.

3.     No Impairment. The Company will not, by amendment and/or restatement of its certificate of incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company and in the taking of all such action (including, without limitation, amending its certificate of incorporation) as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

4.    No Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares that would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Warrant Stock on the date of exercise, as determined in good faith by the Company's Board of Directors.

5.    Reservation of Stock. The Company covenants that during the Term, the Company will reserve from its authorized and unissued common stock a sufficient number of shares to provide for the issuance of shares of common stock upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for common stock upon the exercise of this Warrant. All common stock issuable hereunder shall, upon payment therefore in accordance herewith, be duly authorized, validly, issued, fully paid and nonassessable.

6.    Exercise of Warrant. This Warrant may be exercised by the Holder by the surrender of this Warrant at the principal office of the Company, accompanied by payment in full of the purchase price of the Warrant Stock purchased thereby and the completed subscription form attached hereto. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of exercise as provided above, and the person or entity entitled to receive the shares or other securities issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable, the Company shall issue and deliver to the person or entity entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share as provided above. The shares of Warrant Stock issuable upon exercise hereof shall, upon their issuance, be fully paid and nonassessable. In the event of partial exercise hereof, the Company shall, without charge to the Holder, promptly issue a replacement Warrant for the unexercised portion hereof.

7.    Representations of the Company. The Company hereby represents and warrants to the Holder as follows:

7.1    The Company has the full legal right, power, capacity and authority to enter into this Agreement and the transactions contemplated hereby and to perform its obligations pursuant to the terms of this Agreement. This Agreement constitutes that Company’s valid and legally binding obligation, enforceable in accordance with its terms except as limited by (i) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) general principals of equity, the application of which may deny the Buyer the right to specific performance, injunctive relief and other equitable remedies.

7.2    The Company has not engaged in any general solicitation or advertising as defined under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”) in connection with the transfer of the Warrant as contemplated by this Agreement.

8.    Representations of the Holder. The Holder hereby represents and warrants to the Company as follows:

8.1.    The Holder has the full legal right, power, capacity and authority to enter into this Agreement and the transactions contemplated hereby and to perform its obligations pursuant to the terms of this Agreement. This Agreement constitutes the Holder’s valid and legally binding obligation, enforceable in accordance with its terms except as limited by (i) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) general principals of equity, the application of which may deny the Company the right to specific performance, injunctive relief and other equitable remedies.

8.2    The Holder has carefully reviewed all current public information regarding the Company, including financial information and risk factors, and fully understands the risk associated with investment in the Company.

8.3    The Holder is experienced in evaluating and investing in private placement transactions of securities of technology companies such as the Company, acknowledges that it is able to fend for itself, can bear the economic risk of its investment, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Stock, and is prepared to hold the Warrant and the Warrant Stock for an indefinite period of time. The Holder also represents it has not been organized for the purpose of acquiring the Warrant or the Warrant Stock. The Holder recognizes that its acceptance of the Warrant and Warrant Stock as consideration for the extension of the Standby Letter of Credit involves substantial risks, and has taken full cognizance of and understands such risks. The Holder also acknowledges and is aware that the Warrant and the Warrant Stock are a speculative investment involving a high risk of loss by it of its entire investment.

8.4    The Holder is an “accredited investor” as defined in Rule 501(a) under the Securities Act, a copy of which definition is attached hereto as Exhibit A.

8.5    The Holder is acquiring the Warrant and the Warrant Stock for its own account, for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act. The Holder has no present intention of selling or distributing the Warrant or the Warrant Stock. The Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third party with respect to the Warrant or the Warrant Stock other than as set forth in this Agreement. The Holder understands that the Warrant and, when applicable, the Warrant Stock, being transferred to it under this Agreement has not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, which depend upon, among other things, the bona fide nature of the investment intent as expressed herein.

8.6    The Holder understands that the Warrant and, when applicable, the Warrant Stock are not registered under the Securities Act on the grounds that the sale provided for in this Agreement and the issuance of the Warrant and, when applicable, the Warrant Stock hereunder is being made in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4 thereof and that the Company’s reliance on such exemption is predicated on the Holder’s representations as set forth in this Agreement.

8.7    The Holder acknowledges that the Warrant, and, when applicable, the Warrant Stock, has not been registered under the Securities Act and may not be sold, assigned, pledged, hypothecated or transferred, unless there exists an effective registration statement therefore under the Securities Act and all applicable state securities laws or the Company has received an opinion of counsel, reasonably acceptable to counsel for the Company, or other reasonable assurances, that such sale, assignment, pledge, hypothecation or transfer is exempt from registration. The Holder understands that in the absence of an effective registration statement covering the Warrant or the Warrant Stock or an exemption from the Securities Act and all applicable state securities laws, the Warrant and the Warrant Stock must be held indefinitely. In particular, the Holder is aware that neither the Warrant nor the Warrant Stock may be sold pursuant to Rule 144 promulgated under the Securities Act, unless all conditions of Rule 144 are met. Among the conditions for use of Rule 144 may be the availability of current and adequate information to the public about the Company. Notwithstanding the foregoing, no opinion of counsel shall be required by the Company in connection with the transfer of the Warrant or the Warrant Stock to an entity that is a direct or indirect wholly-owned subsidiary of the Holder.

8.8    Each certificate representing the Warrant Stock if and when issued shall, in addition to any legends required elsewhere, bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR TRANSFERRED UNLESS THERE EXISTS AN EFFECTIVE REGISTRATION STATEMENT THEREFORE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ALL APPLICABLE STATE SECURITIES LAWS OR THE ISSUER HEREOF HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL OF THE ISSUER, THAT SUCH SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR TRANSFER IS EXEMPT FROM REGISTRATION.

Each certificate representing the Warrant Stock shall also bear any legend required by any applicable state securities law or by any other agreement to which the Holder of the certificate is a party or by which the Holder of the certificate thereof is bound.

8.9    The Holder has received all information that it considers necessary or appropriate for deciding whether to accept the issuance of the Warrant and, when applicable, the issuance of the Warrant Stock. The Holder has had an opportunity to ask questions and receive answers from the Company’s management regarding the Warrant and, when applicable, the Warrant Stock and the business, properties, prospects and financial conditions of the Company and to obtain additional information from the Company (to the extent that the Company possessed such information or could acquire it without reasonable effort or expense) necessary to verify the accuracy of any information furnished to the Holder or to which the Holder had access.

9.    Mutual Indemnification. Each party hereto covenants and agrees to indemnify, defend, protect and hold harmless the other party and each of their officers, directors, employees, stockholders, assigns, successors and affiliates from, against and in respect of all liabilities, losses, claims, damages, punitive damages, causes of action, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, interest (including interest from the date of such damages) and costs and expenses (including without limitation reasonable attorneys’ fees and disbursements of every kind, nature and description) suffered, sustained, incurred or paid by the other party or each of their officers, directors, employees, stockholders, assigns, successors or affiliates in connection with, resulting from or arising out of, directly or indirectly (a) any breach of any representation or warranty of the indemnifying party set forth in this Agreement or (b) any nonfulfillment of any covenant or agreement by the indemnifying party under this Agreement.

10.    Notice of Proposed Transfers. Prior to any proposed transfer of this Warrant or the Warrant Stock received on the exercise of this Warrant (the "Securities"), unless there is in effect a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the proposed transfer, the Holder shall give written notice to the Company of the Holder’s intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company so reasonably requests, be accompanied by either (i) written opinion of legal counsel to the effect that the proposed transfer of the Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Securities Exchange Commission (the "Commission") to the effect that the transfer of such Warrant Stock without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of the Warrant Stock shall be entitled to transfer the Warrant Stock in accordance with the terms of the notice delivered by the holder to the Company; provided, however, no such registration statement or opinion of counsel shall be necessary for a transfer by a holder to any affiliate of such holder, or a transfer by a holder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or lineal descendants or ancestors, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were the original holder hereunder. Each certificate evidencing the Warrant Stock transferred as above provided shall bear the appropriate restrictive legend set forth above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act.

11.    Replacement of Warrants. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of this Warrant the Company will execute and deliver, in lieu thereof, a new warrant of like tenor.

12.    Miscellaneous. This Warrant shall be governed by the laws of the State of Delaware. The headings in this Warrant are for purposes of convenience of reference only, and shall not be deemed to constitute a part hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions. All notices and other communications from the Company to the Holder shall be delivered personally or mailed by first class mail, postage prepaid, to the address furnished to the Company in writing by the Holder who shall have furnished an address to the Company in writing, and if mailed shall be deemed given three days after deposit in the U.S. Mail.

13.    Amendment. Any term of this Warrant may be amended with the written consent of the Company and Holder. Any amendment effected in accordance with this Section 13 shall be binding upon Holder and the Company.

[Signatures on Following Page]

[Signature Page to Stock Purchase Warrant and Agreement]

IN WITNESS WHEREOF, the Holder has executed this Agreement this 15th  day of January, 2007.

ATLAS CAPITAL, S.A.

By: /s/ [unintelligible] /s/ Avy Lugassy
Name:
Title:

ACCEPTANCE

The foregoing Agreement is accepted by the Company this 15th day of January, 2007.

SMART ONLINE, INC.

By: /s/ Michael Nouri
Name:
Title:

EXHIBIT A

DEFINITION OF ACCREDITED INVESTOR

From Rule 501(a) of the Securities Act of 1933, as amended (the “Act”)

Accredited investor shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

1.
Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

2.	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

3.
Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

4.	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

5.	Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

6.
Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7.
Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and

8.	Any entity in which all of the equity owners are accredited investors.

NOTICE OF EXERCISE

The undersigned hereby subscribes for _____ shares of the common stock of Smart Online, Inc. (the “Company”) pursuant to the terms of the Stock Purchase Warrant and Agreement between the Company and the undersigned dated January ___, 2007 (the “Agreement”). The undersigned certifies to the Company that its representations, warranties and covenants contained in the Agreement remain true and correct in all respects. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

____________________________ Signature

Address: ___________________ ___________________ ___________________